                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


NAME OF SUBSIDIARY                              STATE OR JURISDICTION OF INCORPORATION
------------------                              --------------------------------------
JB Oxford & Company                                       Utah

Stocks4Less, Inc.                                         Delaware

JB Oxford Insurance Services, Inc.                        California

Reynolds, Kendrick Stratton, Inc.                         Colorado

Prolyx Data Systems, Inc.                                 Utah
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